SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



                                 April 23, 2003

                Date of report (Date of earliest event reported)

                       Integrated Device Technology, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                           0-12695               94-2669985
   (State of                   (Commission File Number)      (IRS Employer
  Incorporation)                                            Identification No.)


                 2975 Stender Way, Santa Clara, California 95054
               (Address of principal executive offices) (Zip Code)


                                 (408) 727-6116
              (Registrant's telephone number, including area code)

Item 7. Exhibits.

     (c)  Exhibits:

     99.1 Financial Information for Integrated Device Technology, Inc. for the quarter and fiscal year ended March 30, 2003 and forward-looking statements relating to fiscal year 2004 as presented in a press release of April 23, 2003.

Item 12. Results of Operations and Financial Condition.

     The information contained in this Current Report, including the Exhibit
99.1 attached hereto, is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

     The information in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On April 23, 2003, Integrated Device Technology, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 30, 2003. A copy of the press release is attached as Exhibit 99.1.

     The Company's press release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures included in the press release.

     Pro Forma Statements of Operations are presented in the press release. Pro Forma Statements of Operations exclude certain costs, charges and gains that impacted the Company's results of operations. In particular, the Company has excluded asset impairment charges related to fixed and intangible assets, a reserve against net deferred tax assets, restructuring charges, acquisition-related costs and gains and losses related to equity investments. Management uses this information excluding these charges in evaluating results of the operations of the Company and believes that this information provides investors a valuable insight into the underlying results of the ongoing operations of the Company and facilitates comparison between the Company and other companies.

     The foregoing description is qualified in its entirety by reference to the Registrant's Press Release dated April 23, 2003, a copy of which is attached hereto as Exhibit 99.1.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2003

                                       INTEGRATED DEVICE TECHNOLOGY, INC.




                                 By:   /s/  Clyde R. Hosein
                                       ----------------------------------
                                       Clyde R. Hosein
                                       Vice President and Chief
                                       Financial Officer
                                       (duly authorized officer)

                                                                    Exhibit 99.1


              IDT Announces Results for Fourth Fiscal Quarter and
                             Full Fiscal Year 2003

Revenue Growth Resumes as the Company Posts $80.8 Million in the Fourth Fiscal Quarter

    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 23, 2003--IDT(TM) (Integrated Device Technology, Inc.; Nasdaq:IDTI), a leading communications IC company, today announced results for the fourth fiscal quarter and full fiscal year 2003, ended March 30, 2003.
    Revenues for the fourth quarter were $80.8 million, an increase of
2.3 percent over the third quarter of fiscal 2003 and a decrease of
6.7 percent from the fiscal quarter ended March 31, 2002. Revenues for fiscal year 2003 were $343.9 million, a decrease of 9.5 percent over the previous fiscal year. On a pro-forma basis, net loss for the fourth fiscal quarter was $23.6 million ($0.23 per share), compared to a net loss of $6.6 million ($0.06 per share) for the quarter one year ago; and the net loss for the full fiscal year 2003 was $53.2 million ($0.51 per share), compared to a net loss of $23.7 million ($0.23 per share) during the previous fiscal year.
    Including certain costs, charges and gains in accordance with GAAP, the Company lost $239.1 million in the fourth quarter of fiscal 2003 ($2.31 per share). On a GAAP basis, one year ago the Company recorded a net loss of $20.0 million ($0.19 per share) for the fourth quarter. On a GAAP basis for fiscal year 2003, the net loss was $277.9 million ($2.68 per share), compared to a net loss of $46.2 million ($0.44 per share) during the previous fiscal year. Included in the fourth-quarter results were restructuring and impairment charges, and asset write-downs of $213.3 million. This included a $107.9 million write-down of manufacturing fixed assets, a reserve of $88.5 million to fully reserve the Company's net deferred tax assets, and a charge of $13.5 million related to certain intangible technology assets. Of the $213.3 million, only about $3 million represent cash charges, primarily severance related to reducing headcount by approximately 150 positions during the quarter. Further information, including a detailed reconciliation of pro-forma and GAAP results, is provided in the financial tables of this release.
    "We are pleased with the progress we've made in substantially reducing our inventory levels and aggressively cutting spending to better align our business model with the current industry conditions and forecasted revenue," said Greg Lang, president and CEO of IDT. "Assuming moderate improvement in economic conditions, we anticipate that the actions we have taken will position us to generate positive cash flow starting as early as the first quarter and achieve pro-forma profitability during the fiscal year."

    FY03 Highlights:

    -- IDT added several key senior executives in fiscal 2003. IDT named Clyde Hosein as vice president and chief financial officer, Thomas Brenner as vice president of worldwide marketing, and Scott Sarnikowski as vice president and co-general manager of the IP co-processor division. In addition, Lang completed his planned transition to president and CEO and joined the IDT board of directors.

    -- The Company received several accolades with its network search engines (NSEs), including the EDN Top 100 Products Award for 2002, being named the leading vendor of routing and switching semiconductors by RHK, Inc. and named the technology and volume shipment leader by IDC, and securing several new design wins at key communications customers.

    -- IDT continued to enhance its leadership in packet processing by shipping its one-millionth NSE and introducing the industry's fastest, widest and highest-performance NSE. In addition, IDT also began sampling its devices with fully integrated interfaces to the Intel and AMCC network processors, and introduced a suite of development tools that help speed development time, decrease system costs and improve overall system performance.

    -- IDT acquired Solidum Systems, the leading provider of classification and content-inspection processing solutions. This acquisition combined the packet-processing strengths of two industry leaders and allows for IDT to provide a complete Layer 2-7 classification solution.

    -- IDT introduced the RC32438 Interprise(TM) integrated communications processor for managed Layer-2 and Layer-3 Ethernet switches. This integrated processor received a product-of-the-year award from analogZONE for boosting system bandwidth and efficiency. The RC32438 processor delivers up to 266 MHz in performance and incorporates a DDR memory controller, a 32-bit version 2.2 PCI controller and two on-chip Ethernet interfaces to address the bandwidth-demanding requirements of enterprise and access applications.

    -- The Company extended its leadership in FIFO technology with the introduction of high-speed TeraSync(TM) quad/dual FIFO products that provide two or four TeraSync FIFOs in a single package, thereby reducing board space and overall system costs. These new TeraSync FIFOs are ideal for applications where data-stream convergence and parallel buffering of multiple data paths are required, including bandwidth-demanding communications systems, data acquisition systems and medical equipment.

    -- IDT announced several new multi-port devices, including the industry's first 9-Mbit, monolithic, synchronous dual-ports; the industry's first 2.5-volt synchronous and asynchronous dual-ports; and the industry's fastest and lowest-powered synchronous FourPort(TM) devices. These new families further expand the Company's leadership in multi-port technology.

    -- IDT enhanced its clock portfolio with the new TeraClock(TM) family of zero delay buffers and programmable skew devices that provide the industry's broadest range of translation capabilities between I/O standards. In addition, the Company also announced the industry's first family of zero delay buffers capable of user-selectable 2.5- and 3.3-volt outputs, allowing designers increased flexibility to integrate multiple voltage inputs on a single board.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.idt.com. The live Webcast begins at 1:30 p.m. PDT on April 23, 2003. The Webcast replay will be available after 4 p.m. PDT on April 23 through May 14, 2003. A taped telephone replay of the conference call will be available at 800/475-6701 (access code is 681310) beginning at 5 p.m. PDT on April 23 and will be accessible until 9 p.m. PDT on April 30, 2003.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices. The investor hotline is 408/654-6420.

    About IDT

    IDT enhances the global network with semiconductor solutions for communications companies that lead innovation and drive convergence in voice, data and wireless networks. IDT is focused on enhancing system bandwidth with communications-specific products including network search engines, classification and content inspection processors and integrated communications processors. The portfolio is also comprised of products optimized for communications applications, including telecom products, FIFOs, multi-ports, and clock management products. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the Company employs approximately 3,100 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia. Additional information about IDT is easily accessible at www.idt.com.

    Forward-looking statements in this release involve a number of risks and uncertainties including, but not limited to, global business and economic conditions, product demand, manufacturing capacity and costs, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from the Company's projections.

    FourPort, Interprise, IDT, TeraClock and TeraSync are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)


(In thousands,
 except per share
 data)                   Three Months Ended       Twelve Months Ended
------------------ ------------------------------ --------------------
                    Mar. 30,  Dec. 29,  Mar. 31,   Mar. 30,  Mar. 31,
                      2003      2002      2002       2003      2002
                   ------------------------------ ---------- ---------
Revenues             $80,804   $79,010   $86,621   $343,878  $379,817
Cost of revenues      60,893    59,826    56,163    226,693   241,841
Restructuring
 charges, asset
 impairment and
 other               114,085     1,010     3,870    115,370    24,742
                   ---------- --------- --------- ---------- ---------
Gross profit (loss)  (94,174)   18,174    26,588      1,815   113,234
                   ---------- --------- --------- ---------- ---------
Operating
 expenses:
  Research and
   development        39,357    30,126    31,962    129,108   129,146
  Selling, general
   and
   administrative     20,396    21,827    18,707     82,511    83,987
  Acquired in-
   process
   research and
   development            --     2,670        --      2,670    16,000
  Amortization of
   intangibles           161       161     1,681        634     6,724
                   ---------- --------- --------- ---------- ---------
Total operating
 expenses             59,914    54,784    52,350    214,923   235,857
                   ---------- --------- --------- ---------- ---------
Operating loss      (154,088)  (36,610)  (25,762)  (213,108) (122,623)
Interest expense        (111)     (143)     (203)      (514)   (1,238)
Gain (loss) on
 equity
 investments              --        --        --     (6,557)   36,160
Interest income
 and other, net        3,880     4,006     6,459     19,040    38,744
                   ---------- --------- --------- ---------- ---------
Loss before income
 taxes              (150,319)  (32,747)  (19,506)  (201,139)  (48,957)
Provision
 (benefit) for
 income taxes         88,782    (6,424)      474     76,757    (2,765)
                   ---------- --------- --------- ---------- ---------
Net loss           $(239,101) $(26,323) $(19,980) $(277,896) $(46,192)
                   ========== ========= ========= ========== =========

Net loss per
 share:
Basic                 $(2.31)   $(0.25)   $(0.19)    $(2.68)   $(0.44)
Diluted               $(2.31)   $(0.25)   $(0.19)    $(2.68)   $(0.44)
Weighted average
 shares:
Basic                103,574   103,271   104,351    103,520   104,560
Diluted              103,574   103,271   104,351    103,520   104,560




                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         PRO FORMA ADJUSTMENTS
                              (Unaudited)


 (In thousands)          Three Months Ended       Twelve Months Ended
------------------ ------------------------------ --------------------
                   Mar. 30,   Dec. 29,  Mar. 31,  Mar. 30,   Mar. 31,
                      2003       2002      2002      2003       2002
                   ---------- --------- --------- ---------- ---------
Net loss           $(239,101) $(26,323) $(19,980) $(277,896) $(46,192)
                   ---------- --------- --------- ---------- ---------
Non-GAAP
 adjustments:
Cost of goods
 sold:
    Restructuring
     charges (1)       1,031     1,010     3,870      2,316     7,309
    Asset
     impairment
     (2), (3)        113,054        --        --    113,054    17,433
    Other (4)            288       339     3,127      4,608     3,127
    Amortization
     of
     acquisition-
     related
     charges (3)         909       909       786      3,390     3,144

Operating
 expenses:
    Asset
     impairment
     (2)               8,329        --        --      8,329        --
    Acquired IPR&D
     (3)                  --     2,670        --      2,670    16,000
    Other (4)              9         8        76        385        76
    Restructuring
     charges (1)       2,373       868       172      3,459     1,289
    Amortization
     of goodwill
     (3)                  --        --     1,500         --     6,000
    Other
     acquisition-
     related costs
     (3)                 991     1,248     1,752      4,191     5,839

    Losses (gains)
     on equity
     Investments
     (5)                  --        --        --      6,557   (36,160)
  Other income (6)        --        --        --         --    (4,785)
Taxes (7)             88,536    (1,285)    2,118     75,773     3,171
                   ---------- --------- --------- ---------- ---------
Total special
 items               215,520     5,767    13,401    224,732   (22,443)
                   ---------- --------- --------- ---------- ---------
Pro forma net loss  $(23,581) $(20,556)  $(6,579)  $(53,164) $(23,749)
                   ========== ========= ========= ========== =========


(1) Consists of costs, primarily severance, of restructuring actions taken during FY 2002 and FY 2003.

(2) We recorded impairment charges related to our Salinas, Calif.
    wafer fabrication plant (Q3 2002) and other manufacturing assets, principally our Hillsboro, Ore. fabrication plant (Q4 2003).

(3) Costs relate to our acquisitions of Newave and Solidum in April 2001 and October 2002, respectively. Newave-related costs include an IPR&D charge and amortization of contingent compensation, stock-based compensation and intangible assets. Solidum-related costs include an IPR&D charge and amortization of intangible assets. We also recorded an intangible asset impairment charge of $13.5 million in Q4 2003 related to Newave existing technology.

(4) Consists of costs related to the June 2002 closure of our Salinas plant, including $3.0 million and $2.9 million in retention bonuses for Q1 2003 and Q4 2002, respectively.

(5) We recorded an other-than-temporary impairment charge related to an equity investment in Q2 2003. We sold another equity investment in Q3 2002 and recorded a pretax gain of $35.7 million.

(6) In Q2 2002, we exercised an option to purchase land. The land was immediately sold at a pretax gain of $5.1 million.

(7) We recorded a valuation allowance of $88.5 million against our net deferred tax assets in Q4 2003.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                  PRO FORMA STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except
 per share data)           Three Months Ended      Twelve Months Ended
--------------------- ---------------------------- -------------------
                      Mar. 30,  Dec. 29,  Mar. 31, Mar. 30,  Mar. 31,
                         2003      2002     2002      2003     2002
                      ---------------------------- --------- ---------
Revenues               $80,804   $79,010  $86,621  $343,878  $379,817
Cost of revenues        59,696    58,578   52,250   218,695   235,570
                      --------- --------- -------- --------- ---------
Gross profit            21,108    20,432   34,371   125,183   144,247
                      --------- --------- -------- --------- ---------
Operating expenses:
  Research and
   development          29,354    28,839   30,143   115,810   123,448
  Selling, general
   and administrative   18,858    21,151   18,707    80,079    83,205
                      --------- --------- -------- --------- ---------
Total operating
 expenses               48,212    49,990   48,850   195,889   206,653
                      --------- --------- -------- --------- ---------
Operating loss         (27,104)  (29,558) (14,479)  (70,706)  (62,406)
Interest expense          (111)     (143)    (203)     (514)   (1,238)
Interest income and
 other, net              3,880     4,006    6,459    19,040    33,959
                      --------- --------- -------- --------- ---------
Loss before income
 taxes                 (23,335)  (25,695)  (8,223)  (52,180)  (29,685)
Provision (benefit)
 for income taxes (1)      246    (5,139)  (1,644)      984    (5,936)
                      --------- --------- -------- --------- ---------
Net loss              $(23,581) $(20,556) $(6,579) $(53,164) $(23,749)
                      ========= ========= ======== ========= =========

Net loss per share:
Diluted                 $(0.23)   $(0.20)  $(0.06)   $(0.51)   $(0.23)
Weighted average
 shares:
Diluted                103,574   103,271  104,351   103,520   104,560


(1) In the fourth quarter of fiscal 2003, we established a valuation allowance to reserve 100% of our deferred tax assets and ceased to recognize any tax benefit associated with period losses. Therefore, pro forma results presented for the three and twelve month periods ended March 30, 2003 exclude any domestic tax benefits associated with losses for those periods and include only estimated foreign taxes payable of $246 thousand and $984 thousand, respectively.

Our pro forma results exclude acquisition-related charges and unusual or infrequent expenses and benefits that are not directly related to our ongoing operations. We believe that these pro forma results provide useful information; however, our presentation of pro forma results is not in accordance with GAAP and may not be comparable to pro forma information provided by other companies. Pro forma information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.




                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                               Mar. 30,    Mar. 31,
(In thousands)                                    2003        2002
-------------------------------------------   ----------- ------------

ASSETS
Current assets:
Cash and cash equivalents                       $144,400     $256,172
Short-term investments                           410,425      418,228
Accounts receivable, net                          40,111       40,067
Inventories                                       41,189       78,247
Deferred tax assets                                   --       74,874
Prepayments and other current assets              29,420       19,787
                                              ----------- ------------
Total current assets                             665,545      887,375

Property, plant and equipment, net               129,923      221,499
Goodwill and other intangibles                    47,266       57,281
Other assets                                      38,578       59,664
                                              ----------- ------------
TOTAL ASSETS                                    $881,312   $1,225,819
                                              =========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                 $17,514      $18,342
Accrued compensation and related expenses         11,020       14,068
Deferred income on shipments to
 distributors                                     17,911       36,443
Income taxes payable                              32,280       21,863
Other accrued liabilities                         20,120       29,173
                                              ----------- ------------
Total current liabilities                         98,845      119,889

Other liabilities                                 23,775       51,221
                                              ----------- ------------
Total liabilities                                122,620      171,110

Stockholders' equity                             758,692    1,054,709
                                              ----------- ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                      $ 881,312   $1,225,819
                                              =========== ============

    CONTACT: Integrated Device Technology
             Diana Pailthorpe 408/492-8210 (Corporate Communications) diana.pailthorpe@idt.com
             Investor Relations, 408/654-6420
             ir@idt.com
               or
             Porter Novelli
             Ricky Gradwohl, 408/369-1500 ext. 31 (Press) ricky.gradwohl@porternovelli.com